Exhibit 99.1

NORTEK REPORTS
INCREASE IN 3rd-QUARTER REVENUES

PROVIDENCE, RI, November 12, 2007—Nortek, Inc. (“Nortek”), a leading diversified global manufacturer of innovative, branded residential and commercial ventilation, HVAC and home technology convenience and security products, today announced third-quarter financial results.  Nortek reported sales of $602 million and operating earnings of $37.6 million for the quarter ended September 29, 2007.

NTK Holdings, the parent company of Nortek Holdings, Inc. and Nortek, Inc. (“NTK Holdings”) announced it intends to withdraw its registration statement on     Form S-1 for an initial public offering of its stock.  NTK Holdings has decided to withdraw the registration statement due to the unsettled market conditions.

Richard L. Bready, Chairman and Chief Executive Officer said, “The difficult market environment and continued margin pressure from increased material costs impacted our third-quarter performance.”  Mr. Bready said that, “Nortek’s 4-percent growth in net sales for the third quarter was mainly due to increased revenues in Nortek’s commercial HVAC business and its Home Technology Products Segment.  Sales to the built-in products wholesale channel and residential HVAC remain soft due to the weak housing market.  We experienced increased commodity costs during the quarter, which have been only partially offset by efficiency programs and price increases.”  Mr. Bready added, “Nortek continued its strategy of increasing its brands and product offerings by completing five acquisitions.”

Key financial highlights from continuing operations for the third quarter of 2007 included:

•	Net sales of $602 million, an increase of 4.0 percent compared to the $579 million recorded in 2006.

•	Operating earnings of $37.6 million compared to $67.7 million in the third quarter of 2006.

•	Depreciation and amortization expense of $15.8 million compared to $15.9 million in last year’s third quarter.

•	Acquisitions contributed approximately $30.9 million in net sales and $2.2 million to operating earnings for the quarter ended September 29, 2007.

As of September 29, 2007, Nortek had approximately $67 million in unrestricted cash, cash equivalents and marketable securities and had $89 million of borrowings outstanding under its revolving credit facility.

Key financial highlights from continuing operations for the first nine months of 2007 included:

•	Net sales of $1,799 million, an increase of 7.3 percent compared to the $1,677 million recorded in the first nine months of 2006.

•
Operating earnings of $147.2 million compared to $229.4 million in the first nine months of 2006.  Operating earnings for 2006 includes a $31.8-million gain resulting from the curtailment of post-retirement medical benefits net of charges related to the closure of the Company’s NuTone Cincinnati, Ohio facility.

•	Depreciation and amortization expense of $46.9 million compared to $44.2 million in the first nine months of 2006.

•	Acquisitions contributed approximately $119.8 million in net sales and $17.3 million to operating earnings for the nine months ended September 29, 2007.

Mr. Bready added, “We expect the difficult market conditions in terms of residential new construction and residential air conditioning to continue in 2008.  Additionally, declines in existing home sales will likely have a negative impact on industry remodeling spending in the fourth quarter and the first half of next year.  To mitigate these trends for both the near and long-term, Nortek has put in place several new strategic cost-reduction initiatives and will continue to invest for growth and market position in new products and technologies.”

Nortek’s strategic growth program in the third quarter:

•
On July 23, 2007, Nortek acquired the assets and certain liabilities of Aigis Mechtronics LLC (“Aigis”).  Aigis is located in Winston-Salem, North Carolina and manufactures and sells equipment, such as camera housings, into the closed-circuit television portion of the global security market.

•
On July 27, 2007, Nortek acquired all of the ownership units of HomeLogic LLC (“HomeLogic”).  HomeLogic is located in Marblehead, Massachusetts and designs and sells software and hardware that facilitates the control of third-party residential subsystems such as home theatre, whole-house audio, climate control, lighting, security and irrigation.

•
On August 1, 2007, Nortek acquired certain assets of Solar of Michigan, Inc. (“Triangle”).  Triangle is located in Coopersville, Michigan and manufactures, markets and distributes bath cabinets and related products.

•
On September 18, 2007, Nortek acquired the stock of Stilpol SP. Zo.O. (“Stilpol”) located in Zabrze, Poland and substantially all of the assets of Metaltecnica S.r.l. (“MT”) located in Fabriano, Italy.  Stilpol and MT are suppliers of various fabricated metal components and sub-assemblies to Nortek range hood subsidiaries located in Italy and Poland.

Nortek* (a wholly owned subsidiary of Nortek Holdings, Inc., which is a wholly owned subsidiary of NTK Holdings, Inc.) is a leading diversified global manufacturer of innovative, branded residential and commercial ventilation, HVAC and home technology convenience and security products.  Nortek offers a broad array of products including: range hoods, bath fans, indoor air quality systems, medicine cabinets and central vacuums, heating and air conditioning systems, and home technology offerings, including audio, video, access control, security and other products.

*As used herein, the term “Nortek” refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Nortek’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth and product liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission.

# # #

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the third quarter ended		For the first nine months ended
	Sept. 29, 2007	Sept. 30, 2006	Sept. 29, 2007	Sept. 30, 2006
	(Dollar amounts in millions)

Net Sales	$602.2	$579.0	$1,799.0	$1,677.3

Costs and Expenses:
Cost of products sold (see Note B)	433.0	404.2	1,269.7	1,168.4
Selling, general and administrative expense, net (see Note B)	125.1	100.9	363.2	263.3
Amortization of intangible assets	6.5	6.2	18.9	16.2
	564.6	511.3	1,651.8	1,447.9
Operating earnings	37.6	67.7	147.2	229.4
Interest expense	(31.3)	(29.9)	(91.3)	(85.9)
Investment income	0.6	0.4	1.5	1.6
Earnings before provision for income taxes	6.9	38.2	57.4	145.1
Provision for income taxes	5.5	15.1	28.1	55.7
Net earnings	$1.4	$23.1	$29.3	$89.4

The accompanying notes are an integral part of this unaudited condensed consolidated summary of operations.

(A)
The unaudited condensed consolidated summary of operations includes the accounts of Nortek, Inc. and all of its wholly-owned subsidiaries (individually and collectively, the “Company” or “Nortek”), after elimination of intercompany accounts and transactions, without audit and, in the opinion of management, reflects all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented.  It is suggested that this unaudited condensed consolidated summary of operations be read in conjunction with the consolidated financial statements and the notes included in the Company's latest quarterly report on Form 10-Q, its annual report on Form 10-K and its Current Reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”).

(B)
During the third quarter ended September 29, 2007 and September 30, 2006, the Company’s results of operations include the following (income) and expense items recorded in cost of products sold and selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations:

	For the third quarter ended *
	Sept. 29, 2007	Sept. 30, 2006
	(Amounts in millions)

Charges related to the closure of the Company’s NuTone, Inc. Cincinnati, OH facility (1)	$0.4	$0.3
Charges related to the closure of the Company’s Mammoth, Inc. Chaska, MN facility	2.3	---
Charges related to the closure of the Company’s Jensen, Inc. Vernon, CA facility	0.2	---
Legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries
based in Italy and Poland	0.9	---
Increase in product liability expense for the third quarter of 2007 as compared to the same period of 2006
in the RVP segment (2)	5.5	---
Product safety upgrade reserves in the RVP and HTP segments (3)	0.8	---
Loss on settlement of litigation in the RVP segment	1.9	---
Gain on settlement of litigation in the HVAC segment	---	(1.2)
Foreign exchange losses (gains) related to transactions, including intercompany debt not indefinitely invested
in the Company’s subsidiaries	1.4	(0.1)
	$13.4	$(1.0)

*
Unless otherwise indicated, all items noted in the table have been recorded in selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations.

(1)
For the third quarter ended September 29, 2007, all charges related to the closure of NuTone were recorded in selling, general and administrative expense, net.  For the third quarter ended September 30, 2006, all charges related to the closure of NuTone were recorded in cost of products sold.

(2)	The RVP segment recorded the increase in product liability expense in cost of products sold.

(3)	The RVP and HTP segments recorded these product safety upgrade reserves in cost of products sold.

During the first nine months ended September 29, 2007 and September 30, 2006, the Company’s results of operations include the following (income) and expense items recorded in cost of products sold and selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations:

	For the first nine months ended *
	Sept. 29, 2007		Sept. 30, 2006
	(Amounts in millions)

Gain from curtailment of post-retirement medical and life insurance benefits	$	---	$(35.9)
Charges related to the closure of the Company’s NuTone, Inc. Cincinnati, OH facility (1)		1.8	4.1
Charges related to the closure of the Company’s Mammoth, Inc. Chaska, MN facility		2.6	---
Charges related to the closure of the Company’s Jensen, Inc. Vernon, CA facility		0.2	---
Legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries
based in Italy and Poland		2.2	---
Increase in product liability expense for the first nine months of 2007 as compared to the same period of 2006
in the RVP segment (2)		7.3	---
Product safety upgrade reserves in the RVP and HTP segments (3)		0.6	5.5
Reserve for amounts due from customers in the HTP and HVAC segments		2.3	---
Loss on settlement of litigation in the RVP segment		1.9	---
Gain on settlement of litigation in the HVAC segment		---	(1.6)
Foreign exchange losses related to transactions, including intercompany debt not indefinitely invested
in the Company’s subsidiaries		3.4	---
		$22.3	$(27.9)

*
Unless otherwise indicated, all items noted in the table have been recorded in selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations.

(1)
For the first nine months ended September 29, 2007, all charges related to the closure of NuTone were recorded in selling, general and administrative expense, net.  For the first nine months ended September 30, 2006, approximately $1.7 million of the charges related to the closure of NuTone was recorded in cost of products sold and approximately $2.4 million was charged to selling, general and administrative expense, net.

(2)	The RVP segment recorded the increase in product liability expense in cost of products sold.

(3)	The RVP and HTP segments recorded these product safety upgrade reserves in cost of products sold.

Certain sole source suppliers of various fabricated material components and sub-assemblies to the Company’s Italian and Polish kitchen range hood subsidiaries (the “Best Subsidiaries”) experienced financial difficulties in January 2007 and subsequently filed for settlement with creditors to prevent bankruptcy.  The Company secured alternative sources for all but two of these suppliers and negotiated the purchase of the two remaining businesses, Stilpol SP. Zo.O. (“Stilpol”) and Metaltecnica S.r.l. (“Metaltecnica”), from the trustee appointed by the local court in the settlement procedures.  The closing of these two acquisitions occurred on September 18, 2007 for a purchase price of approximately $7.9 million plus the assumption of indebtedness (estimated to be approximately $4.5 million at September 29, 2007).  The Company’s Best subsidiaries borrowed the cash portion of the purchase price from banks in Italy.  The Company has not experienced any significant disruption in the manufacture of its products or shipments to its customers as a result of these supplier difficulties and believes it can successfully integrate these acquired businesses into its existing operations.  The Best Subsidiaries accounted for approximately 6.0% and 6.3% of the Company’s consolidated net sales and approximately (3.2)% and 1.5%, of consolidated operating (loss) earnings, before Unallocated, for the third quarter and first nine months ended September 29, 2007, respectively, and accounted for approximately 6.2% and 6.3% of the Company’s consolidated net sales and approximately 4.8% and 4.5% of consolidated operating earnings, before Unallocated, for the third quarter and first nine months ended September 30, 2006, respectively.  Additionally, these subsidiaries based in Italy and Poland accounted for approximately 5.2% and 6.5% of consolidated assets at September 29, 2007 and December 31, 2006, respectively.  The Company recorded approximately $16.0 million of estimated losses in the RVP segment in the fourth quarter of 2006 in selling, general and administrative expense, net, resulting from the likelihood that these suppliers will be unable to repay the advances from our subsidiaries based in Italy and Poland and amounts due under other arrangements.  While the Company has recorded its best estimate of the losses related to these suppliers, the actual losses may be different than the amounts recorded at December 31, 2006.  The Company has incurred approximately $0.9 million and $2.2 million of legal and other professional fees and expenses in connection with these suppliers in the third quarter and first nine months of 2007, respectively.

(C)
The Company uses EBITDA as both an operating performance and liquidity measure.  Operating performance measure disclosures with respect to EBITDA are provided below.  Refer to Note D for liquidity measure disclosures with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense.  EBITDA is not a measure of operating performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net earnings (loss).  EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure.  The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation.  The Company has a significant amount of debt and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation.  The Company generally incurs significant U.S. federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation.  As a result, EBITDA should be evaluated in conjunction with net earnings (loss) for a more complete analysis of the Company’s profitability, as net earnings (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA.  As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure.  Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies.  In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in Nortek’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance.  The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies.  The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions.  The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with acquisitions, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors.  The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this summary of operations for a complete evaluation of the Company’s operating performance.

The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the third quarter ended September 29, 2007 and September 30, 2006:

	For the third quarter ended
	Sept. 29, 2007	Sept. 30, 2006
	(Dollar amounts in millions)

Net earnings (1), (2)	$1.4	$23.1
Provision for income taxes	5.5	15.1
Interest expense (3)	31.3	29.9
Investment income	(0.6)	(0.4)
Depreciation expense	9.3	8.7
Amortization expense	6.5	7.2
EBITDA	$53.4	$83.6

(1)
In the RVP segment, net earnings for the third quarter ended September 29, 2007 include an increase in product liability expense of approximately $5.5 million as compared to the third quarter ended September 30, 2006, a pre-tax charge to warranty expense of approximately $0.5 million related to a product safety upgrade, an approximate $0.4 million pre-tax charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, an approximate $0.2 million pre-tax charge related to the closure of the Company’s Jensen, Inc. Vernon, California facility, legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries based in Italy and Poland of approximately $0.9 million, an approximate $1.9 million pre-tax loss related to the settlement of litigation and foreign exchange losses of approximately $0.6 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, net earnings for the third quarter ended September 29, 2007 include a pre-tax charge to warranty expense of approximately $0.3 million related to a product safety upgrade and foreign exchange gains of approximately $0.1 million related to transactions.

In the HVAC segment, net earnings for the third quarter ended September 29, 2007 include a pre-tax charge of approximately $2.3 million related to the planned closure of the Company’s Mammoth, Inc. Chaska, Minnesota manufacturing facility and foreign exchange losses of approximately $1.0 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(2)
In the RVP segment, net earnings for the third quarter ended September 30, 2006 include an approximate $0.3 million pre-tax charge related to the planned closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility.

In the HVAC segment, net earnings for the third quarter ended September 30, 2006 include an approximate $1.2 million pre-tax gain related to the settlement of litigation.

(3)
Interest expense for the third quarter of 2007 includes cash interest of approximately $29.9 million and non-cash interest of approximately $1.4 million.  Interest expense for the third quarter of 2006 includes cash interest of approximately $28.5 million and non-cash interest of approximately $1.4 million.

The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the first nine months ended September 29, 2007 and September 30, 2006:

	For the first nine months ended
	Sept. 29, 2007	Sept. 30, 2006
	(Dollar amounts in millions)

Net earnings (1), (2)	$29.3	$89.4
Provision for income taxes	28.1	55.7
Interest expense (3)	91.3	85.9
Investment income	(1.5)	(1.6)
Depreciation expense	28.0	24.8
Amortization expense	18.9	19.4
EBITDA	$194.1	$273.6

(1)
In the RVP segment, net earnings for the first nine months ended September 29, 2007 include an increase in product liability expense of approximately $7.3 million as compared to the first nine months ended September 30, 2006, a pre-tax charge to warranty expense of approximately $0.5 million related to a product safety upgrade, an approximate $1.8 million pre-tax charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, an approximate $0.2 million pre-tax charge related to the closure of the Company’s Jensen, Inc. Vernon, California facility, legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries based in Italy and Poland of approximately $2.2 million, an approximate $1.9 million pre-tax loss related to the settlement of litigation and foreign exchange losses of approximately $1.5 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, net earnings for the first nine months ended September 29, 2007 include a pre-tax charge of approximately $0.5 million related to a reserve for amounts due from a customer, a pre-tax charge to warranty expense of approximately $0.1 million related to a product safety upgrade and foreign exchange gains of approximately $0.2 million related to transactions.

In the HVAC segment, net earnings for the first nine months ended September 29, 2007 include a pre-tax charge of approximately $2.6 million related to the planned closure of the Company’s Mammoth, Inc. Chaska, Minnesota manufacturing facility, a pre-tax charge of approximately $1.8 million related to reserves for amounts due from customers and foreign exchange losses of approximately $2.4 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(2)
In the RVP segment, net earnings for the first nine months ended September 30, 2006 include an approximate $35.9 million pre-tax curtailment gain related to post-retirement medical benefits, an approximate $4.1 million pre-tax charge related to the planned closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, a pre-tax charge to warranty expense of approximately $1.5 million related to a product safety upgrade and foreign exchange losses of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, net earnings for the first nine months ended September 30, 2006 include a pre-tax charge to warranty expense of approximately $4.0 million related to a product safety upgrade and foreign exchange gains of approximately $0.1 million related to transactions.

In the HVAC segment, net earnings for the first nine months ended September 30, 2006 include an approximate $1.6 million pre-tax gain related to the settlement of litigation and foreign exchange losses of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(3)
Interest expense for the first nine months of 2007 includes cash interest of approximately $87.1 million and non-cash interest of approximately $4.2 million.  Interest expense for the first nine months of 2006 includes cash interest of approximately $82.0 million and non-cash interest of approximately $3.9 million.

(D)
The Company uses EBITDA as both a liquidity and operating performance measure.  Liquidity measure disclosures with respect to EBITDA are provided below.  Refer to Note C for operating performance measure disclosures with respect to EBITDA and a reconciliation from net earnings (loss) to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense.  EBITDA is not a measure of cash flow under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP cash flow measures such as cash flows from operating, investing and financing activities.  EBITDA does not necessarily represent an accurate measure of cash flow performance because it excludes, among other things, capital expenditures, working capital requirements, significant debt service for principal and interest payments, income tax payments and other contractual obligations, which may have a significant adverse impact on a company’s cash flow performance thereby limiting its usefulness when evaluating the Company’s cash flow performance.  The Company uses a significant amount of capital assets and capital expenditures are a significant component of the Company’s annual cash expenditures and therefore their exclusion from EBITDA is a material limitation.   The Company has significant working capital requirements during the year due to the seasonality of its business, which require significant cash expenditures and therefore its exclusion from EBITDA is a material limitation.  The Company has a significant amount of debt and the Company has significant cash expenditures during the year related to principal and interest payments and therefore their exclusion from EBITDA is a material limitation.  The Company generally pays significant U.S. federal, state and foreign income taxes each year and therefore its exclusion from EBITDA is a material limitation.  As a result, EBITDA should be evaluated in conjunction with net cash from operating, investing and financing activities for a more complete analysis of the Company’s cash flow performance, as they include the financial statement impact of these items.  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for replacements.  As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies thereby limiting its usefulness as a comparative measure.  Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s cash flows as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP liquidity measure to allow the Company to evaluate its operating units cash-generating ability to fund income tax payments, corporate overhead, capital expenditures and increases in working capital.  EBITDA is also used by management to allocate resources for growth among its businesses, to identify possible impairment charges, to evaluate the Company’s ability to service its debt and to raise capital for growth opportunities, including acquisitions.  In addition, the Company uses EBITDA as a liquidity measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in Nortek’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP liquidity measure to assist them in their evaluation of the Company’s cash flow performance.  The Company uses EBITDA in conjunction with traditional GAAP liquidity measures as part of its overall assessment of cash flow ability and therefore does not place undue reliance on EBITDA as its only measure of cash flow performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for assessing a company’s cash flow ability to service and/or incur additional indebtedness, which eliminates the impact of certain non-cash items such as depreciation and amortization.  The Company believes that EBITDA is specifically relevant to the Company due to the Company’s leveraged position as well as the common use of EBITDA as a liquidity measure within the Company’s industries by lenders, investors, others in the financial community and peer group companies.  The Company has included EBITDA as a supplemental liquidity measure, which should be evaluated by investors in conjunction with the traditional GAAP liquidity measures discussed earlier in this summary of operations for a complete evaluation of the Company’s cash flow performance.

The following table presents a reconciliation from net cash used in operating activities, which is the most directly comparable GAAP liquidity measure, to EBITDA for the first nine months ended September 29, 2007 and September 30, 2006:

	For the first nine months ended
	Sept. 29, 2007	Sept. 30, 2006
	(Dollar amounts in millions)

Net cash provided by operating activities	$58.0	$73.3
Cash used by working capital and other long-term
asset and liability changes	15.1	40.0
Deferred federal income tax benefit (provision)	8.6	(10.0)
Loss on property and equipment	(1.0)	(1.4)
Non-cash interest expense, net	(4.2)	(3.9)
Non-cash stock-based compensation expense	(0.3)	(0.3)
Gain from curtailment of post-retirement medical benefits	---	35.9
Provision for income taxes	28.1	55.7
Interest expense (1)	91.3	85.9
Investment income	(1.5)	(1.6)
EBITDA (2), (3)	$194.1	$273.6

(1)
Interest expense for the first nine months of 2007 includes cash interest of approximately $87.1 million and non-cash interest of approximately $4.2 million.  Interest expense for the first nine months of 2006 includes cash interest of approximately $82.0 million and non-cash interest of approximately $3.9 million.

(2)
In the RVP segment, EBITDA for the first nine months ended September 29, 2007 includes an increase in product liability expense of approximately $7.3 million as compared to the first nine months ended September 30, 2006, a pre-tax charge to warranty expense of approximately $0.5 million related to a product safety upgrade, an approximate $1.8 million pre-tax charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, an approximate $0.2 million pre-tax charge related to the closure of the Company’s Jensen, Inc. Vernon, California facility, legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries based in Italy and Poland of approximately $2.2 million, an approximate $1.9 million pre-tax loss related to the settlement of litigation and foreign exchange losses of approximately $1.5 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, EBITDA for the first nine months ended September 29, 2007 includes a pre-tax charge of approximately $0.5 million related to a reserve for amounts due from a customer, a pre-tax charge to warranty expense of approximately $0.1 million related to a product safety upgrade and foreign exchange gains of approximately $0.2 million related to transactions.

In the HVAC segment, EBITDA for the first nine months ended September 29, 2007 includes a pre-tax charge of approximately $2.6 million related to the planned closure of the Company’s Mammoth, Inc. Chaska, Minnesota manufacturing facility, a pre-tax charge of approximately $1.8 million related to reserves for amounts due from customers and foreign exchange losses of approximately $2.4 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(3)
In the RVP segment, EBITDA for the first nine months ended September 30, 2006 include an approximate $35.9 million pre-tax curtailment gain related to post-retirement medical benefits, an approximate $4.1 million pre-tax charge related to the planned closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, a pre-tax charge to warranty expense of approximately $1.5 million related to a product safety upgrade and foreign exchange losses of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, EBITDA for the first nine months ended September 30, 2006 include a pre-tax charge to warranty expense of approximately $4.0 million related to a product safety upgrade and foreign exchange gains of approximately $0.1 million related to transactions.

In the HVAC segment, EBITDA for the first nine months ended September 30, 2006 include an approximate $1.6 million pre-tax gain related to the settlement of litigation and foreign exchange losses of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.